FIVE-YEAR NOTE

Philadelphia, Pennsylvania
December 1, 2007

FOR VALUE RECEIVED, the Undersigned, WILLIE F. JOHNSON, with an address at , promises to pay to the order of PRWT SERVICES, INC., a Pennsylvania business corporation with offices at 1835 Market Street, 8th Floor, Philadelphia, PA 19103, the principal sum of

THREE HUNDRED FIFTY-SEVEN THOUSAND AND 00/100THS DOLLARS

($357,000.00) together with interest computed at the rate of three and one-half percent (3.5%) per annum. During the first year of the term hereof, the Undersigned shall pay interest-only; and commencing on December 1, 2008, the Undersigned shall pay the remaining balance of principal and interest in equal monthly installments, with the final payment of all remaining principal and interest to be made on or before December 1, 2012. The right is reserved to prepay at any time the entire indebtedness or any part thereof without penalty.

The entire balance of principal and interest of this Note shall, at the option of the holder hereof, become immediately due and payable, without notice or demand, upon the death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Undersigned.

Any deposits or other sums at any time credited by or due from the holder to the Undersigned, and any securities or other property of the Undersigned in the possession of the holder, may at all times be held and treated as collateral security for the payment of this Note and any and all other liabilities, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Undersigned to the holder. The holder may apply or set off such deposits or other sums against said liabilities at any time.

The Undersigned hereby waives presentment, demand for payment, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder in respect of the time of payment or any other provisions of this Note.

WILLIE F. JOHNSON